                                                                    EXHIBIT 4.11

                                 CDN DEBENTURE
                                 -------------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS.

                              PCSUPPORT.COM, INC.
             (Incorporated under the laws of the State of Nevada)

                      Convertible Subordinated Debenture,
                         Principal Amount $__________

1.   PROMISE TO PAY
     --------------

1.01 FOR VALUE RECEIVED, PCSupport.com, Inc. (hereinafter called the "Corporation"), a corporation having an office at 3605 Gilmore Way, Suite 300, Burnaby, British Columbia, V5G 4X5 promises to pay to (Name) of (Address) (hereinafter called the "Holder") on June 22, 2003 ("Maturity") the Principal sum of $(Sum), in lawful money of Canada (hereinafter called the "Principal") and to pay interest on the amount of unpaid Principal calculated from June [__]. 2001 to the date of Maturity at an annual interest rate equal to twelve (12%) percent, payable at Maturity.

1.02 All payments of Principal and interest shall be paid to the Holder, during normal business hours, at the address of the Holder specified above or at such other place or places as may be designated by the Holder, from time to time.

2.   THE DEBENTURE
     --------------

2.01 This Debenture is issued as part of a series of debentures pursuant to a Confidential Offering Memorandum dated June 7, 2001 (the "CDN Debentures") in accordance with the resolutions of the directors of the Corporation and all other matters and things have been done and performed so as to authorize and make the creation and issue of this Debenture and its execution legal and valid and in accordance with the requirements of the laws relating to the Corporation and all other statutes and laws in that behalf.

2.02 By acceptance of this Debenture, the Holder acknowledges that this Debenture and any shares of the Corporation's common stock, par value $.001 (the "Common Stock") issued on conversion of this Debenture (the "Shares" and collectively with the Debentures, the "Securities") are or may be subject to resale restrictions in the United States and British Columbia and elsewhere, and that any certificate issued in respect of the Securities may, if such Securities are subject to resale restrictions, bear a legend to that effect and agrees to execute and deliver all documentation as may be required by applicable securities legislation in order that the issue of this Debenture or the issue of Securities may be completed.

2.03 This Debenture and the Securities have not been registered under the Securities Act or the securities laws of any state thereof (collectively, "U.S. Securities Laws") and any offer or sale directly or indirectly in the United States or to a U.S. Person could result in a violation of U.S. Securities Laws. Accordingly, by purchasing this Debenture, the Holder (i) represents that it is not a U.S. Person and that it is not purchasing for resale to, or for the benefit of, or for the account of, a U.S. Person and (ii) agrees with the Corporation that (A) it will not offer or sell directly or indirectly this Debenture or any Securities in the United States or to a U.S. Person (except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under U.S. Securities Laws) and (B) it will advise each prospective purchaser of the foregoing representations and agreement required to be made by such prospective purchaser. By surrendering this Debenture for transfer, the transferor, and by accepting the transfer, the transferee, shall each be deemed to represent and warrant that the transferee is not a U.S. Person and that the transfer has not taken place or occurred within the United States.

3.   REGISTER OF DEBENTURES
     ----------------------

3.01 The Corporation shall cause to be kept at Burnaby, British Columbia a register indicating that this Debenture has been issued to the Holder which register shall be at all reasonable times open to the inspection of the Holder or any person authorized in writing by the Holder.

3.02 This Debenture shall be transferable subject to applicable U. S. federal and state and Canadian provincial securities legislation and only upon the register and with the consent of the Corporation, and no transfer hereof shall be valid unless this Debenture is surrendered to the Corporation at its office in British Columbia with a form of transfer and transfer declaration duly completed and executed by the Holder or its legal personal representative upon presentation of evidence satisfactory to the Corporation that the restrictions on transfer set forth herein or under applicable securities laws have been complied with and with such evidence of identity and title and such proof of payment or transfer taxes and other charges, if any, as the Corporation may reasonably require.

3.03 The Holder shall be deemed and regarded as the owner hereof for all purposes and payment of or on account of the Principal and interest owing hereunder shall be made only to or upon the written order of the Holder.

4.   CONVERSION BY HOLDER
     --------------------

4.01 The Holder shall have the right, at its option, exercisable from time to time in part or in whole, at any time prior to conversion, redemption or repayment of the Principal by the Corporation, to convert the Principal of this Debenture into that number of Shares equal to the quotient obtained by dividing the Principal amount being converted by the Conversion Price in effect at the time of conversion.

4.02 Subject to paragraph 4.05 hereof, in order to exercise the conversion privilege, the Holder shall surrender this Debenture to the Corporation accompanied by an irrevocable conversion notice in the form of Annex "A" attached hereto signed by the Holder (the "Conversion Notice"). The surrender of this Debenture accompanied by the Conversion Notice shall be deemed to constitute a contract between the Holder and the Corporation whereby (i) the Holder subscribes for the number of Shares which it shall be entitled to receive on such conversion, (ii) the Holder releases the Corporation from all liability under the Debenture in respect of the amount of the Principal converted, and
(iii) the Corporation agrees that the surrender of the Debenture for conversion constitutes full payment of the subscription price for the Shares issuable upon such conversion. The date of receipt by the Corporation of such Debenture and the Conversion Notice is herein referred to as the "Date of Conversion" of such Debenture.

4.03 Upon receipt of the Conversion Notice, the Corporation shall instruct its registrar and transfer agent to issue and deliver or cause to be issued and delivered to the Holder or on his written order, a certificate or certificates in the name or names of the person or persons specified in the Conversion Notice representing the Shares deliverable upon the conversion of this Debenture. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Date of Conversion and at such time the rights of the Holder in respect of the amount of the Principal converted shall cease and the person or persons in whose name or names any certificate or certificates for Shares shall be deliverable upon such conversion shall be deemed to have become on such date the holder or holders of record of the Shares represented thereby.

4.04 If this Debenture is surrendered for conversion of the entire Principal, it shall be cancelled by the Corporation and no Debenture shall be issued in substitution therefor and the only claim the Holder shall have will be for the number of Shares to be issued in accordance with clause 4 and the accrued interest on the Debenture through the Date of Conversion.

4.05 This Debenture is convertible in whole or in part by the Holder and if this Debenture is surrendered for conversion of less than the entire Principal, it shall not be cancelled by the Corporation but no new Debenture shall be issued; instead the amount converted shall be marked thereon by the Corporation or the Corporation's transfer agent, and the Debenture shall evidence the balance remaining and the Corporation shall not be released from its obligations under the Debenture to the Holder in respect of the balance remaining under the Debenture.

5.   CONVERSION BY CORPORATION
     -------------------------

5.01 The Corporation shall have the right, at its option at any time prior to the earlier of Maturity and conversion by the Holder or redemption or repayment by the Corporation to convert the Principal of this Debenture into Shares at the Conversion Price, if over a period of 20 consecutive trading days during which at least 500,000 shares of Common Stock have traded in aggregate, the weighted average trading price of the Corporation's Common Stock as reported on a quotation system or stock exchange has exceeded US$1.00 (the volume and price being adjusted for any stock split, reverse stock split or stock dividend).

5.02 In order to exercise the conversion privilege, the Corporation shall send to the Holder a notice executed by an officer of the Corporation which certifies that the weighted average trading price of the Shares as reported on a quotation system or stock exchange has exceeded US$1.00 over a period of 20 consecutive trading days during which at least 500,000 shares of Common Stock have traded in aggregate and the Corporation shall instruct its registrar and transfer agent to issue and deliver or cause to be issued and delivered to the Holder a certificate in the name of the Holder representing the Shares deliverable upon the conversion of this Debenture. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date that certificates representing the Shares are issued (the "Corporate Conversion Date") and at such time the rights of the Holder in respect of the amount of the Principal converted shall cease and the person in whose name any certificates for Shares shall be deliverable upon such conversion shall be deemed to have become on such date the holders of record of the Shares represented thereby.

5.03 If this Debenture is converted in accordance with this clause 5, this Debenture shall be deemed to have been satisfied and cancelled by the Corporation and no Debenture shall be issued in substitution therefor and the only claim the Holder shall have will be for the number of Shares to be issued in accordance with this clause 5 and the accrued interest through the Corporate Conversion Date.

6.   ADJUSTMENTS, CALCULATIONS AND
     CONTRACTUAL RESALE RESTRICTIONS
     -------------------------------

6.01 If there shall, prior to the exercise of the conversion rights evidenced hereby, be any reorganization of the authorized capital of the Corporation by way of merger, sub-division, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both the number of Shares of the Corporation which may be purchased pursuant hereto or the Conversion Price at which such Shares may be purchased, by corresponding amounts, so that the conversion rights evidenced hereby shall thereafter be as reasonably as possible equivalent to those originally granted hereby. The Corporation shall have the sole and exclusive power to make adjustments as it considers necessary and desirable.

6.02 Notwithstanding anything herein contained, the Corporation shall in no case be required to issue fractional securities upon the conversion of this Debenture. If any fractional interest would, except for the provisions of this paragraph 6.02, be deliverable upon the conversion of this Debenture, the Corporation shall, in lieu of delivering a certificate for such fractional interest, satisfy such fractional interest by paying to the Holder of the surrendered Debenture an amount in cash equal (to the nearest whole cent, and one-half of a cent being rounded up) to the product obtained by multiplying the fraction by the Conversion Price at the Date of Conversion or the Corporate Conversion Date, as the case may be.

6.03 Any unpaid and accrued interest on the Principal at the time of conversion into Shares will be paid at the option of the Holder in cash or Shares at the Conversion Price.

6.04 Any disputes between the Corporation and any Holder relating to adjustments made in connection with the conversion of this Debenture will be finally determined by the Corporation's auditors or, if they will not consent to determine the dispute, another firm of chartered accountants in Vancouver, British Columbia, appointed by the Corporation.

7.0  RANK
     ----

7.01 This Debenture shall rank pari passu with all of the other CDN Debentures and with all other unsecured subordinated indebtedness of the Corporation, including without limitation all of the convertible subordinated debentures that the Corporation may issue to United States investors pursuant to a Confidential Private Placement Memorandum dated June [11], 2001.

7.02 By acceptance of this Debenture, the Holder agrees that the payment of the Principal and accrued interest thereon is hereby expressly subordinated to the prior payment in full of all presently outstanding or future Senior Liabilities. In the event of any default in the payment of the principal of or interest on or any other amounts with respect to any Senior Liabilities and during the continuance of any such default, no amount shall be paid by the Corporation, and the Holder shall not be entitled to receive any amount, in respect of the Principal or interest on this Debenture. Upon any receivership, bankruptcy, assignment for the benefit of creditors or other similar transaction (whether or not pursuant to bankruptcy laws) or sale of all or substantially all of the Corporation's assets, or dissolution or liquidation, no amount shall be paid by the Corporation, and the Holder shall not be entitled to receive any amount, in respect of the Principal or interest on this Debenture unless and until all principal, interest and other amounts owing on all of the Senior Liabilities have been paid in full.

7.03  This Debenture is not secured by any of the assets of the Corporation.

8.    NOTICES
      -------

8.01 Every notice, request, demand or direction (each, for the purposes of this section, a "notice") to be given pursuant to this Debenture by any party to another will be in writing and will be delivered addressed as follows:

      If to the Corporation,
      PCSupport.com, Inc.
      3605 Gilmore Way
      Suite 300
      Burnaby, British Columbia, V5G 4X5
      Attention: President

      If to the Holder,
      (Holder)
      (Address1)
      (Address2)

      Attention: (Attention)

or to such other address as is specified by the particular party by notice to the others.

9.    CONDITIONS
      ----------

9.01 This Debenture is issued subject to and with the benefit of the conditions attached hereto, each and all of which form part of this Debenture.

IN WITNESS WHEREOF the Debenture has been executed by the Corporation this _______ day of June, 2001

The Common Seal of PCSupport.com, Inc.   )
was hereunto affixed in the presence of  )
                                         )                  C/S
                                         )
_________________________________________)

                CONDITIONS REFERRED TO IN THE WITHIN DEBENTURE
                ----------------------------------------------


1.   GENERAL CONDITIONS
     ------------------

     The Corporation hereby represents, covenants and agrees with the Holder as follows:

     1.01  Debenture Validly Issued
           ------------------------

           this Debenture is issued in accordance with resolutions of the Directors of the Corporation, and all other matters and things have been done and performed so as to authorize and make the creation and issue of this Debenture and the execution thereof legal and valid and in accordance with the requirements of the laws relating to the Corporation and all other statutes and laws in that behalf;

     1.02  No Set Off or Counterclaim
           --------------------------

           the Principal and interest and any other monies owing hereunder will be paid without set-off or abatement and the receipt of the Holder for payment of such monies and interest will be a sufficient discharge to the Corporation for the same;

     1.03  No Pending Actions
           ------------------

           neither the Corporation nor any Subsidiary of the Corporation is subject to any litigation before any court, administrative board or other tribunal which, if decided against the Corporation or any such Subsidiary, would materially adversely affect its business or financial status and no unsatisfied claim has been made against the Corporation or any such Subsidiary which is not reflected in its financial statements;

     1.04  No Misrepresentation
           --------------------

           all financial statements and other documents and information delivered by the Corporation to the Holder in connection herewith are true and accurate and fairly present the condition of the Corporation as at the date of such financial statements, documents and information.

     1.05  No Default
           ----------

           the execution and delivery by the Corporation of this Debenture and the performance by the Corporation of its obligations hereunder are not in violation of and do not breach any term or provision of the Articles or By-laws of the Corporation, any resolutions of the directors or shareholders of the Corporation, any law, governmental regulation, judgment, decree, order, writ, injunction or material agreement or instrument to which the Corporation is a party or by which the Corporation is bound and do not require the consent, waiver, approval or authorization of any person or action of or filing with any public authority except as contemplated by this Debenture;

     1.06  Status
           ------

           the Corporation and each of its Subsidiaries is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, continuance or amalgamation and has the corporate power and capacity and all material governmental licences, authorizations, consents, registrations, permits, orders and approvals required, as of the date hereof, to own and lease its properties and assets and to carry on its business;

     1.07  No Default
           ----------

           no event has occurred and is continuing which:

           (1)   constitutes an event referred to in clause 4; or

           (2) with the giving of notice or the lapse of time or both, would constitute such an event or a default under any other agreement or instrument to which the Corporation or any Subsidiary of the Corporation is party or by which the Corporation or any Subsidiary of the Corporation is bound which is reasonably likely to materially adversely affect the business, financial position or result of operations of the Corporation and its Subsidiaries considered as a whole, except as previously disclosed to the Holder by the Corporation;

     1.08  Shares Authorized
           -----------------

           the Shares issuable upon conversion of this Debenture have been duly authorized and conditionally allotted and reserved out of the Corporation's authorized but unissued capital for issuance upon conversion of this Debenture and such Shares, when issued pursuant to the conversion of this Debenture in accordance with the terms of this Debenture will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation, free of pre-emptive rights;

2.   POSITIVE COVENANTS
     ------------------

     The Corporation hereby further covenants and agrees with the Holder that the Corporation will at all times during the continuance of this Debenture:

     2.01  Payment
           -------

           duly pay all monies which it may become obligated to pay to the Holder;

     2.02  Payment of Costs
           ----------------

           pay on demand any and all reasonable costs, charges and expenses, including any reasonable legal costs incurred by the Holder to procure payment of the monies payable under this Debenture after a default in such payment when due by the Corporation.

     2.03  Maintenance of Corporation and Business
           ---------------------------------------

           at all times maintain its corporate existence in good standing in the jurisdiction of its incorporation or continuance and obtain and maintain in good standing all necessary licenses and registrations in any jurisdiction where the nature of the business carried on by the Corporation makes such licenses necessary or advantageous and carry on and conduct its business in a proper and efficient manner;

     2.04  Provide Financial Statements
           ----------------------------

           deliver to the Holder all interim reports to shareholders, annual reports and financial statements which are furnished to holders of the Shares;

     2.05  Further Assurances
           ------------------

           forthwith and from time to time execute all documents and do all deeds and things which, in the reasonable opinion of the Holder, are necessary or advisable for the better accomplishing of the intent of this Debenture;

     2.06  Payment of Taxes
           ----------------

           to duly pay all taxes, rates or other impositions, imposed by any lawful authority on the Corporation, except where the validity of any tax, rate, or other imposition is being contested by the Corporation in good faith and the Corporation has satisfied the Holder that the contestation will not jeopardize the business of the Corporation;

     2.07  Observe Terms of Agreements
           ---------------------------

           to observe and perform all its obligations, covenants, terms and conditions under any material note, contract, agreement or instrument to which it is a party;

     2.08  Repair
           ------

           to keep the assets of the Corporation in good condition and repair according to the nature and description thereof;

     2.09  Insurance
           ---------

           to insure and keep insured the assets of the Corporation to the full insurable value thereof against loss or damage by fire and other insurable hazards (including, but not limited to, hazards now or hereafter defined in an extended coverage or all risk insurance endorsement) and, in addition, maintain or cause to be maintained such other insurance as is customarily maintained by companies carrying on a similar business or businesses or operating or owning similar properties in equivalent locations and effect and maintain all insurance contemplated or required hereby in such forms and with a company or companies and policy or policies of insurance generally acceptable in accordance with prudent business practices;

3.   EVENTS OF DEFAULT
     -----------------

     Upon the happening of any one or more of the following events, namely:

     3.01 if the Corporation defaults in the due payment of any Principal, interest or other monies owing hereunder;

     3.02 if the Corporation defaults in the due observance or performance of any other covenant, agreement or condition or provision hereof and fails to cure such default within 30 days following its receipt of written notice from Holder of such default;

     3.03 if an order is made or a resolution is passed or a petition is filed for the liquidation, winding-up or dissolution of the Corporation, and such order, resolution or petition if not made by the Corporation is not vacated or dismissed within 60 days;

     3.04 if the Corporation makes a general assignment for the benefit of its creditors or proposal or a bankruptcy petition or otherwise becomes or acknowledges that it is insolvent;

     3.05 if execution, sequestration or any other process of any court becomes enforceable against the Corporation unless the process is not material to the affairs of the Corporation or, if material to the affairs of the Corporation, is in good faith disputed by the Corporation and the Corporation gives adequate security to pay in full the amount claimed;

     3.06 if the Corporation permits any sum in excess of $25,000 which is not disputed to be due by the Corporation to remain unpaid for 30 days after demand therefor has been made by the Holder;

     3.07 if the Corporation, without first obtaining the consent of the Holder and any other requisite consents, sells, transfers, assigns or otherwise disposes of substantially all of its undertaking and assets;

     3.08  if the Corporation ceases to carry on its business;

     3.09 a receiver or receiver-manager of the property of the Corporation is appointed,

     then in each and every such event the Holder may, by notice in writing to the Corporation, declare the Principal of and interest on this Debenture then outstanding and all other moneys outstanding hereunder due and payable and the same shall forthwith become immediately due and payable to the Holder, anything herein to the contrary notwithstanding and the Corporation shall forthwith pay to the Holder the Principal and accrued and unpaid interest, which shall continue to accrue at the rate of 12% per annum on any unpaid Principal until such Principal has been paid by the Corporation.

4.   WAIVER
     ------

     The Holder may waive any breach or default by the Corporation under this Debenture. No waiver or consent granted by the Holder can bind the Holder unless it is in writing. Any waiver or consent given by the Holder or any failure on its part to exercise any of its rights hereunder will not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting or arising therefrom. In addition, the Corporation may obtain a waiver of any breach or default by the Corporation of this Debenture or may amend or supplement this Debenture with the written consent of the holders of a majority in outstanding principal amount of the CDN Debentures; provided, however, that no waiver, amendment or supplement without the consent of the Holder of this Debenture may reduce the principal or rate of interest on this Debenture or extend the Maturity date of this Debenture.

5.   CUMULATIVE RIGHTS OF THE HOLDER
     -------------------------------

     The Corporation further covenants and agrees with the Holder that all rights and remedies of the Holder prescribed in this Debenture will be cumulative, and no remedy herein conferred or reserved is intended to be exclusive but will be in addition to every other remedy given hereunder or under any other instrument now or hereafter existing at law or in equity or by statute.

6.   TIME OF THE ESSENCE
     -------------------

     Time is of the essence of this Debenture.

7.   DEFINITIONS
     -----------

     In this Debenture, unless there is something in the subject matter or context inconsistent therewith,

     (a)   "business day" means any day on which the main branch of the TD Bank
            ------------
           in Vancouver, British Columbia, is open for business,

     (b)   "Corporate Conversion Date" has the meaning set out in Section 5.02
            -------------------------
           of this Debenture;

     (c)   "Conversion Price" means initially $0.71428571 for each Share to be
            ----------------
           issued upon the conversion of all or any portion of the Principal amount, as such price may be adjusted from time to time in accordance with the terms of this Debenture;

     (d)   "Regulation S" means Regulation S adopted by the SEC under the
            ------------
           Securities Act;

     (e)   "SEC" means the United States Securities and Exchange Commission;
            ---

     (f)   "Securities" has the meaning set out in Section 2.02 of this
            ----------
           Debenture;

     (g)   "Securities Act" means the United States Securities Act of 1933, as
           --------------
           amended;

     (h)   "Senior Liabilities" means any liability of the Corporation for (i)
            ------------------
           moneys borrowed or raised by whatever means (including, without limitation, by means of acceptances, debt instruments and finance leases and any liability evidenced by bonds, debentures, notes or similar instruments); (ii) the deferred purchase price of assets or services; (iii) any trade debts; and (iv) any amendments, renewals, extensions, modifications and refinancing of any such liabilities referred to in clause (i), (ii) or (iii);

     (i)   "Subsidiary" means a corporation, firm or person of which the
            ----------
           Corporation owns or controls, directly or indirectly, more than 50% of the voting stock or equivalent stock;

     (j) "U.S. Person" has the meaning set out in paragraph (o) of Rule 902 of Regulation S; and

     (k)   "United States" means the United States of America and includes its
            -------------
           territories, possessions and all areas subject to its jurisdiction.

8.   INTERPRETATION
     --------------

     The following rules will apply in interpreting this Debenture:

     8.01  Clausal References
           ------------------

           unless otherwise stated a reference herein to a numbered or lettered clause refers to the clause bearing that number or letter in this Debenture;

     8.02  Proper Law
           ----------

           the proper law of this Debenture is the internal law of the State of Nevada;

     8.03  Severability
           ------------

           if a provision of this Debenture is wholly or partially invalid, this Debenture will be interpreted as if the invalid provisions had not been a part hereof;

     8.04  Headings
           --------

           the headings of the clauses of this Debenture have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Debenture;

     8.05  Accounting Terminology
           ----------------------

           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles applied on a consistent basis; and

     8.06  Currency

           All currency amounts referred to herein are Canadian dollars unless otherwise specified.

       ANNEX "A"
       ---------

                               CONVERSION NOTICE

TO: PCSUPPORT.COM, INC.

The undersigned registered holder of the within Debenture hereby irrevocably elects to convert such Debenture (or $_____________ principal amount thereof) into Shares of PCSupport.com, Inc. in accordance with the terms referred to in such Debenture and directs that the Shares issuable and deliverable upon such conversion be issued and delivered to the person indicated below. If Shares are to be issued in the name of a person other than the registered holder, all requisite transfer taxes must be tendered by the undersigned.

DATED: _______________________

                                                  ______________________________
                                                  Registered Holder

If less than the full principal amount of the within Debenture is to be converted, indicate in the space provided the principal amount (which must be $5,000 or integral multiples thereof) to be converted.

NOTE: If Shares are to be issued in the name of a person other than the registered holder, all requisite documentation reasonably required by the Corporation must be provided, including, if appropriate, a guarantee of the signature by a member of a medallion guarantee program.

The registered Holder hereby (check one only):

  [_]   (a)  certifies that the Holder is not a "U.S. person" within the meaning of Regulation S under the United States Securities Act of 1933, as amended, and is not acquiring the Shares on behalf of any U.S.
             person, and a period of not less than 12 months has elapsed from June., 2001; or

  [_]   (b)  acknowledges that the following legend may be placed on the certificate(s) representing the Shares:

             all certificates representing Shares will bear the following legend:

             "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION.".

     (print name in which Shares issued on conversion are to be issued, delivered and registered)

                                   _____________________________________________
                                   Name

                                   _____________________________________________
                                   Address

                                   _____________________________________________
                                   (City, Province/State, Country, Postal Code)

                                   _____________________________________________
                                   Name of Guarantor

_______________
Authorized Signature